Filed pursuant to Rule 424(b)(2)
Registration Number 333-88018

Subject to completion, dated June 6, 2002
Prospectus Supplement to Prospectus dated May 17, 2002

Prospectus Supplement

1,300,000 shares

Common shares

We are offering 1,300,000 common shares.

Our common stock is listed on the American Stock Exchange under the ticker symbol “KAI”. On June 5, 2002, the last reported sale price of our common shares was $15.76 per share.

	Per share	Total

Public price	$	$
Placement agency fees	$	$
Proceeds to the company	$	$

You should consider carefully the risks that we have described in “Risk factors” beginning on page S-5 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan Securities Inc. will act as our placement agent in connection with the offering and will use its best efforts to introduce us to investors. J.P. Morgan Securities Inc. has no commitment to buy any of the shares. The shares are being offered on an all or none basis by us only to selected institutional investors. All investor funds received prior to the closing of the offering will be deposited into escrow with an escrow agent until the closing. If the escrow agent does not receive investor funds for the full amount of the offering, the offering will terminate and any funds received will be returned promptly.

June            , 2002

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement

You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and the prospectus contains information about our securities generally. This prospectus supplement may add, update or change information in the prospectus. You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with different information.

Summary

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand our business. Because the following is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock. You should pay special attention to the “Risk factors” section beginning on page S-5 of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

Kadant Inc.

We are a leading supplier of a range of products for the global papermaking and paper-recycling industries, including de-inking systems, stock-preparation equipment, papermaking accessories and water-management systems. We also develop and manufacture composite building materials produced from natural fiber and recycled plastic.

Our Pulp and Papermaking Equipment and Systems segment designs and manufactures stock-preparation systems and equipment, papermaking machine accessories, and water-management systems for the paper and paper recycling industries. Our principal products for the paper and paper recycling industries include:

•	custom-engineered systems and equipment for the conversion of waste paper into recycled paper;
•	accessory equipment and related consumables necessary for the efficient operation of papermaking machines; and
•	water-management systems for the continuous cleaning of papermaking machine fabrics and the draining, purifying, and recycling of process water for paper sheet and web formation.

Our Composite and Fiber-based Products segment manufactures and markets fiber-based composite products for the building industry and manufactures and sells fiber-based granules used primarily as agricultural carriers. Composite building products are made of papermaking byproducts, natural fiber, recycled plastic and other materials. Our composite building products, such as decking and roof tiles, are sold into the emerging markets for alternative lumber and roofing products. Our biodegradable absorbing granules are produced from papermaking byproducts using our patented technology. These granules are primarily used as agricultural carriers.

We have been in operation for more than 100 years and have a large, stable customer base that includes most of the world’s paper manufacturers. Our products and systems can be found in most of the world’s pulp and paper mills. We also have one of the largest installed bases of equipment in the pulp and paper industry, providing us with a higher-margin spare parts and consumables business, which we believe is less susceptible to the cyclical trends of the paper industry. We currently manufacture our products for the pulp and paper industry in six countries in Europe and North America, and license certain of our products for manufacture in South America and the Pacific Rim.

We were incorporated in November 1991 as a wholly owned subsidiary of Thermo Electron Corporation. In November 1992, we conducted an initial public offering of our common stock and became a majority-owned public subsidiary of Thermo Electron. In August 2001, as part of its reorganization plan, Thermo Electron spun off its equity interest in us as a dividend to Thermo Electron stockholders. Thermo Electron received a favorable private letter ruling from the Internal Revenue Service that the distribution would generally qualify as a tax-free distribution, with approximately 8% of the shares distributed being considered “taxable” shares. The favorable tax treatment is subject to our compliance with various facts and representations, including a representation that we will conduct a public offering of 10 to 20 percent of our common stock within one year of the distribution. Thermo Electron continues to guarantee, on a subordinated basis, our 4 1/2% subordinated convertible debentures due 2004, and we are subject to compliance with certain financial covenants contained in an amended Plan and Agreement of Distribution with Thermo Electron.

Our website is located at www.kadant.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only. The Kadant name and logo and the names of products offered by us are trademarks or registered trademarks of Kadant Inc. Unless the context otherwise requires, the terms “Kadant Inc.,” “we,” “us” and “our” refer to Kadant Inc. and its subsidiaries.

The offering

Common shares offered by Kadant: 1,300,000 shares

Common shares to be outstanding after this offering: 13,546,567 shares

The number of common shares outstanding after this offering excludes 4,943,192 of our common shares that, as of the date of this prospectus supplement, we had reserved for issuance upon the exercise of options and awards currently outstanding or that may in the future be outstanding under our stock-based compensation plans and upon the possible conversion of our 4 1/2% subordinated convertible debentures due 2004.

Use of proceeds

We intend to use the proceeds of this offering for working capital and other general corporate purposes. See “Use of proceeds,” on page S-12, for more information regarding our use of the proceeds from this offering.

American Stock Exchange symbol: KAI

Risk factors

If you purchase shares of our common stock, you will take on financial risk. In deciding whether to invest, you should consider carefully the following factors, the information contained in this prospectus supplement and the accompanying prospectus and the additional information in our other reports on file with the Securities and Exchange Commission and in other documents incorporated by reference in the accompanying prospectus. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. Any of these risks could have a material and adverse effect on our business, financial condition or results of operations. The trading price of our common shares could decline due to any of these risks, and you could lose all or part of your investment.

Our business is dependent on the condition of the pulp and paper industry, which is currently in a downcycle.

We sell products primarily to the pulp and paper industry. Generally, the financial condition of the global pulp and paper industry corresponds to the condition of the general economy, as well as to a number of other factors, including pulp and paper production capacity relative to demand. The global pulp and paper industry is currently in a prolonged downcycle, with falling pulp and paper prices, decreased spending, mill closures, consolidations, and bankruptcies. The North American pulp and paper industry has been particularly adversely affected by higher energy prices, a strong U.S. dollar and a slowing domestic economy. This cyclical downturn has adversely affected our business. Mill closures, consolidations and bankruptcies of customers may cause our sales to decline and, if we are unable to collect from our customers, may adversely affect our profitability. The financial condition of the pulp and paper industry may not improve in the near future, and the severity of the downturn could expand to our European and Asian businesses.

Our business is subject to economic, currency, political and other risks associated with international sales and operations.

During 2001, approximately 55% of our sales were to customers outside the United States, principally in Europe. International revenues are subject to a number of risks, including the following:

•	agreements may be difficult to enforce and receivables difficult to collect through a foreign country’s legal system;
•	foreign customers may have longer payment cycles;
•	foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade; and
•	the protection of intellectual property in foreign countries may be more difficult to enforce.

Although we seek to charge our customers in the same currency in which our operating costs are incurred, fluctuations in currency exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products we provide in foreign markets where payment for the products and services is made in the local currency. Any of these factors could have a material adverse impact on our business and results of operations.

An increasing portion of our international sales has and may in the future come from China. An increase in revenues from China will expose us to increased risk in the event of changes in the policies of the Chinese government, political unrest or unstable economic conditions in China or developments in China or in U.S.-China relations that are adverse to trade, including enactment of protectionist legislation or trade restrictions. In addition, orders from customers in China, particularly for large systems that have been tailored to a customer’s specific requirements, involve increased risk of cancellation prior to shipment due to payment terms that are applicable to doing business in China.

We are subject to intense competition in all of our markets.

We encounter significant competition in each of our principal markets. We believe that the principal competitive factors affecting the markets for our products include quality, price, service, technical expertise and product innovation. Our competitors include a number of large multinational corporations such as Voith Paper GmbH and Metso Corporation. Competition, especially in China, could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. Competitors’ technologies may prove to be superior to ours. Many of these competitors may have substantially greater financial, marketing and other resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their services and products. Our current products, those under development and our ability to develop new technologies may not be sufficient to enable us to compete effectively. In addition, our composite building products business is subject to intense competition, particularly in the decking market, from traditional wood products and other composite lumber manufacturers, many of whom have greater financial, technical and marketing resources than we do. As a result, we may be unable to compete successfully in this market.

Our composite building products business is a new entrant into a new market. Our success will depend on our ability to manufacture and commercialize our composite building products.

In 2000, we began to develop, produce, market and sell fiber-based composite products primarily for the building industry. Development, manufacturing, and commercialization of our composite building products will require significant development and testing of the products, and our efforts may not be successful. Further, our composite building products may not gain market acceptance. We may need to incur significant branding and distribution expenses to successfully market and distribute products. Our ability to market these products successfully will depend on the willingness of consumers to purchase fiber-based composites in lieu of wood-based building products. To penetrate the market and gain market share, we will need to educate consumers, including wood suppliers, contractors and homebuilders, regarding the benefits of our fiber-based products over products made of wood and other traditional materials. This strategy may not be successful. We have no experience manufacturing these products at volume, cost and quality levels sufficient to satisfy expected demand, and we may encounter difficulties in connection with any large-scale manufacturing or commercialization of these new products. If we were to exit this business, we would incur significant losses and reductions in our stockholders’ equity.

Our composite building products business may not be able to obtain effective distribution of its products.

The composite building products business is subject to intense competition, and we rely on distributors in the building products industry to market, distribute and sell our products. We may be unable to produce our products in sufficient quantity to interest these distributors or to retain and add new distributors. If we are unable to distribute our products effectively our revenues would decline and we would have to incur additional expenses to market these products directly.

The failure of our composite building products to perform over long periods of time could result in potential liabilities.

Our composite building products are fairly new, have not been on the market for long periods of time, and may be used in applications for which we may have no knowledge or limited experience. Because we have limited historical experience, we may be unable to predict the potential liabilities related to product warranty or product liability issues. If our products fail to perform over their warranty periods, we may not have the ability to protect ourselves adequately against this potential liability, which could reduce our operating results as well our stock price.

We may not be able to obtain raw material for our composite building products business on commercially reasonable terms and are dependent on a single mill for the raw material.

We are dependent on a single paper mill for the fiber used in the manufacture of our composite building products. This mill has the exclusive right to supply the papermaking byproducts used to manufacture the granules used in our process. Although we believe our relationship with the mill is good, the mill could decide not to renew its contract with us in 2003, or may not renew on commercially reasonably terms, and we would be forced to find an alternative supply for this raw material. We may be unable to find an alternative supply on commercially reasonable terms or could incur excessive transportation costs if an alternative supplier were found, which would increase our manufacturing costs and may prevent our products from being competitive.

Our inability to successfully identify and complete acquisitions or successfully integrate any acquisitions could have a material adverse effect on our business.

Our strategy includes the acquisition of technologies and businesses that complement or augment our existing products and services. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory, including antitrust, approvals. Any acquisition we may complete may be made at a substantial premium over the fair value of the net assets of the acquired company. We may not be able to complete future acquisitions, integrate any acquired businesses successfully into our existing businesses, make such businesses profitable or realize anticipated cost savings or synergies, if any, from these acquisitions. The size and selection of suitable acquisition candidates also may be limited due to the financial covenants we have with Thermo Electron Corporation, our former parent company.

Our inability to protect our intellectual property could have a material adverse effect on our business. In addition, third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

We place considerable emphasis on obtaining patent and trade secret protection for significant new technologies, products and processes because of the length of time and expense associated with bringing new products through the development process and to the marketplace. Our success depends in part on our ability to develop patentable products and obtain and enforce patent protection for our products both in the United States and in other countries. We own numerous U.S. and foreign patents, and we intend to file additional applications, as appropriate, for patents covering our products. We have filed for a patent relating to our composite building products business. Patents may not issue from any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology. Any issued patents owned by or licensed to us may be challenged, invalidated or circumvented, and the rights under these patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position. We could incur substantial costs in defending ourselves in suits brought against us or in suits in which we may assert our patent rights against others. An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations. In addition, as our patents expire, we rely on trade secrets and proprietary know-how to protect our products. We cannot be sure the steps we have taken or will take in the future will be adequate to deter misappropriation of our proprietary information and intellectual property.

We also rely on trade secrets and proprietary know-how, which we seek to protect, in part, by confidentiality agreements with our collaborators, employees and consultants. These agreements may be breached, we may not have adequate remedies for any breach, and our trade secrets may otherwise become known or be independently developed by our competitors.

Third parties may assert claims against us to the effect that we are infringing on their intellectual property rights. We could incur substantial costs and diversion of management resources in defending these claims, which could have a material adverse effect on our business, financial condition and results of operations. In addition, parties making these claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products and services in the United States or abroad. In the event that a claim relating to intellectual property is asserted against us, or third parties not affiliated with us hold pending or issued patents that relate to our products or technology, we may seek licenses to such intellectual property or challenge those patents. However, we may be unable to obtain these licenses on commercially reasonable terms, if at all, and our challenge may be unsuccessful. Our failure to obtain the necessary licenses or other rights could prevent the sale, manufacture or distribution of our products and, therefore, could have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in our quarterly operating results may cause our stock price to decline.

Given the nature of the markets in which we participate and the effect of Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB 101), which became effective as of January 2000, we cannot reliably predict future revenues and profitability, and unexpected changes may cause us to adjust our operations. A significant proportion of our costs are fixed, due in part to our significant sales, research and development and manufacturing costs. Thus, small declines in revenues could disproportionately affect our operating results. Other factors that could affect our quarterly operating results include:

•	a failure to pass contractually agreed upon acceptance tests, which would delay or prohibit recognition of revenues under SAB 101;
•	demand for and market acceptance of our products;
•	competitive pressures resulting in lower sales prices;
•	adverse changes in the pulp and paper industry;

•	delays or problems in the introduction of new products;
•	our competitors’ announcements of new products, services or technological innovations;
•	contractual liabilities related to guarantees of our equipment performance;
•	increased costs of raw materials or supplies, including the cost of energy; and
•	changes in the timing of product orders.

Anti-takeover provisions in our charter documents and under Delaware law and the potential tax effects of our spin-off by Thermo Electron could prevent or delay transactions that our stockholders may favor.

Provisions of our charter and by-laws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. For example, these provisions:

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;
•	provide for a classified board of directors with staggered three-year terms;
•	require supermajority stockholder voting to effect various amendments to our charter and by-laws;
•	eliminate the ability of our stockholders to call special meetings of stockholders;
•	prohibit stockholder action by written consent; and
•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, our board of directors has adopted a stockholder rights plan intended to protect stockholders in the event of an unfair or coercive offer to acquire our company and to provide our board of directors with adequate time to evaluate unsolicited offers. Preferred stock purchase rights have been distributed to our common stockholders pursuant to the rights plan. This rights plan may have anti-takeover effects. The rights plan will cause substantial dilution to a person or group that attempts to acquire us on terms that our board of directors does not believe are in our best interests and those of our stockholders and may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares.

The tax treatment of the distribution of our common stock by Thermo Electron under the Internal Revenue Code and regulations thereunder also could serve to discourage an acquisition of our company. An acquisition of our company within two years following the distribution, which took place in August 2001, could result in federal tax liability being imposed on Thermo Electron and, in more limited circumstances, on stockholders of Thermo Electron who received shares of our common stock in the distribution. In addition, even acquisitions more than two years after the distribution could cause the distribution to be taxable to Thermo Electron if the acquisitions were determined to be pursuant to an overall plan that existed at the time of the distribution. As part of the distribution, we have indemnified Thermo Electron, but not the stockholders of Thermo Electron, for any resulting tax liability if the tax liability is attributable to certain acts by us, including an acquisition of our company. The prospect of that tax liability and our indemnification obligation may have anti-takeover effects.

A number of actions following the spinoff from Thermo Electron, including failure to consummate this public offering of our common stock or another public offering of our common stock within one year of the spinoff, could cause the distribution to be fully taxable to stockholders of Thermo Electron who received shares of our common stock in the distribution and/or to Thermo Electron, and to us.

The IRS has issued a ruling that no gain or loss will be recognized by us, Thermo Electron or its stockholders upon the distribution of our common stock as of the date of the distribution, except with respect to cash received in lieu of fractional shares of our common stock and distributions of our common stock acquired by Thermo Electron within the past five years in taxable transactions. However, the distribution could become fully taxable if we, Thermo Electron, or the stockholders of Thermo Electron who received shares of our common stock in the distribution, take any of a number of actions following the distribution. We have entered into a tax matters agreement with Thermo Electron that restricts our ability to engage in these types of actions. The IRS ruling is based, in part, on our representation that we will conduct a public offering of 10 to 20 percent of our common stock within one year of the distribution. We may be unable to complete a public offering for a number of reasons, including adverse market conditions or adverse developments in our business following the distribution. If we do not consummate this public offering or conduct another public offering within one year of the distribution, or if any of the other conditions of the IRS ruling are not satisfied, the distribution could become taxable to the stockholders of Thermo Electron who received shares of our common stock in the distribution and/or Thermo Electron. As part of the distribution, we have indemnified Thermo Electron, but not the stockholders of Thermo Electron, for any resulting tax liability if the tax liability is attributable to certain acts by us, including our inability to complete a public offering of 10 to 20 percent of our common shares within one year after the distribution date.

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties relating to our:

•	dependence on the pulp and paper industry;
•	international operations;
•	competition in all of our markets;
•	ability to manufacture and distribute composite building products and the long-term performance of such products;
•	acquisition strategy;
•	dependence on patents and proprietary rights;
•	fluctuation in quarterly operating results; and
•	financial covenants and other obligations arising from our spinoff from Thermo Electron.

We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus supplement under the caption “Risk factors” and in the documents that we incorporate by reference in the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $19,114,000 million, after deducting the placement agency fee and estimated offering expenses payable by us and assuming a public offering price of $15.76 per share (the last reported sale price of our common shares on the American Stock Exchange on June 5, 2002). We intend to use the net proceeds for working capital and other general corporate purposes, including:

•	to finance our growth;
•	to develop our products;
•	for capital expenditures made in the ordinary course of business;
•	for acquisitions of businesses, products and technologies that complement or expand our business; and
•	to repay or repurchase outstanding indebtedness.

We have no current plans, commitments or agreements with respect to any acquisitions and may not make any acquisitions. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

Capitalization

The following table sets forth, as of March 30, 2002:

•	our actual capitalization; and
•
our capitalization as adjusted to reflect our receipt and application, as described under “Use of proceeds”, of the estimated net proceeds from the sale of the 1,300,000 common shares offered by us hereby after deducting the placement agency fee and estimated offering expenses payable by us and assuming a public offering price of $15.76 per share (the last reported sale price of our common shares on the American Stock Exchange on June 5, 2002).

March 30, 2002	Actual	As Adjusted

Current maturities of long-term obligations	$585	$585

Long-term obligations:
4½% subordinated convertible debentures(1)	115,263	115,263
Other	925	925

	116,188	116,188

Stockholders’ investment:
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 150,000,000 shares authorized; 12,745,165 shares issued, actual; and 14,045,165 shares issued, as adjusted	127	140
Capital in excess of par value	81,229	100,330
Retained earnings	142,145	142,145
Treasury stock at cost, 506,098 shares	(21,359)	(21,359)
Accumulated other comprehensive items	(20,616)	(20,616)

Total stockholders’ investment	181,526	200,640

Total capitalization	$298,299	$317,413

(1)
The debentures are convertible into our common shares at a conversion price of $60.50 per share, are due to mature in July 2004 and are guaranteed on a subordinated basis by Thermo Electron Corporation.

The above information excludes 5,388,927 of our common shares that, as of March 30, 2002, we had reserved for issuance upon the exercise of options and awards currently outstanding or that may in the future be outstanding under our stock-based compensation plans and upon the possible conversion of our 4 1/2% subordinated convertible debentures due 2004.

Plan of distribution

J.P. Morgan Securities Inc. will enter into a placement agency agreement with us. Pursuant to the placement agency agreement, J.P. Morgan Securities Inc. will act as placement agent in connection with the offering. J.P. Morgan Securities Inc. will use its best efforts to introduce us to selected institutional investors who will purchase the shares. J.P. Morgan Securities Inc. has no obligation to buy any of the shares from us. J.P. Morgan Securities Inc. will solicit indications of interest from investors for the full amount of the offering.

All investor funds will be deposited into an escrow account set up at JPMorgan Chase Bank for the benefit of the investors. JPMorgan Chase Bank, acting as escrow agent, will invest all funds it receives in accordance with Rule 15c2-4 under the Exchange Act. The escrow agent will not accept any investor funds until the date of this prospectus supplement. Any interest collected on the funds will be returned to the investors on the closing date. Before the closing date, JPMorgan Chase Bank will notify J.P. Morgan Securities Inc. that all of the funds to pay for the shares have been received. We will deposit the shares with the Depository Trust Company upon receiving notice from J.P. Morgan Securities Inc. At the closing, Depository Trust Company will credit the shares to the respective accounts of the investors.

If investor funds are not received for all of the shares being offered, then all investor funds that were deposited into escrow will be returned to investors, with interest, and the offering will terminate.

We will indemnify J.P. Morgan Securities Inc. and certain other persons against certain liabilities under the Securities Act. J.P. Morgan Securities Inc. has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with the offering.

We have agreed to pay J.P. Morgan Securities Inc. a fee equal to 5.00% of the proceeds of this offering and to reimburse J.P. Morgan Securities Inc. for reasonable expenses that it incurs in connection with the offering. The following table shows the per share and total commissions we will pay to J.P. Morgan Securities Inc. in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus.

Per share	$
Total	$

This is a brief summary of the material provisions of the Placement Agency Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Placement Agency Agreement will be on file with the SEC as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page 13 of the accompanying prospectus.

Legal matters

The validity of the common shares we are offering will be passed upon for us by Sandra L. Lambert, our General Counsel. Ms. Lambert has options to purchase an aggregate of 180,008 common shares, which become exercisable in periodic installments through October 2009. Ms. Lambert also directly holds 2,023 shares of our common stock. Certain other legal matters will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts, and for J.P. Morgan Securities Inc. by Stroock & Stroock & Lavan LLP, New York, New York.

$30,000,000

KADANT INC.

Common Stock

Warrants

We may from time to time issue up to $30,000,000 aggregate principal amount of common stock and warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated May 17, 2002.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to an offering.

KADANT INC.

Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper-recycling industries, including de-inking systems, stock-preparation equipment, water-management systems, and papermaking accessories. We also develop and manufacture composite building materials produced from natural fiber and recycled plastic.

We were incorporated in Delaware in 1991. Our principal executive offices are located at One Acton Place, Suite 202, Acton, Massachusetts 01720, and our telephone number is (978) 776-2000. Our web site is located at www.kadant.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. The Kadant name and logo and the names of products offered by us are trademarks or registered trademarks of Kadant Inc. Unless the context otherwise requires, the terms “Kadant Inc.,” “we,” “us” and “our” refer to Kadant Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 29, 2001, as amended, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING  FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For purposes of these Acts, any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions may be forward-looking statements. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including without limitation, the factors referred to above under the caption “Risk Factors”. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, the documents we incorporate by reference and any prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus, the documents incorporated by reference and any prospectus supplement.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

•	to finance our growth;
•	to develop our products;
•	for capital expenditures made in the ordinary course of business; and
•	for acquisitions of businesses, products and technologies that complement or expand our business; and
•	to repay or repurchase outstanding indebtedness.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock; and
•	warrants to purchase common stock.

In this prospectus, we will refer to the common stock and warrants collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $30,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of our common stock.

Under our charter, our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of April 26, 2002, we had 12,246,567 shares of common stock and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting.    For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends.    If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation.    If we are dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions.    Holders of our common stock do not have preemptive or, subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Currently, we have no shares of preferred stock outstanding.

Listing.    Our common stock is listed on The American Stock Exchange.

Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our charter authorizes our board of directors, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our charter also authorizes our board of directors, subject to the limitations prescribed by Delaware law, to:

•	establish the number of shares to be included in each series and to fix the voting powers, preferences, qualifications and special or relative rights or privileges of each series; and
•	issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock or of rights to purchase preferred stock, however, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding common stock.

Our board of directors has authorized 15,000 shares of Series A junior participating preferred stock for issuance under our stockholder rights plan. See “—Stockholder Rights Plan” below. We have no current plans to issue any preferred stock other than as may be provided for by our stockholder rights plan.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law And Charter And By-Law Provisions

Staggered Board.    Our charter provides that:

•	our board of directors will be divided into three classes, with staggered three-year terms;
•	directors may be removed only for cause by the vote of the holders of at least 75% of the shares of our capital stock entitled to vote; and
•	any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our board of directors.

Stockholder Action; Special Meeting of Stockholders.    Our charter and by-laws also provide that:

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;
•	stockholder action may not be taken by written action in lieu of a meeting;
•	special meetings of stockholders may be called only by our chairman of the board, our chief executive officer or by our board of directors; and
•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding providing specified information and advance notice to us.

These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.

Supermajority Votes Required.    The Delaware General Corporation Law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s charter or by-laws, unless a corporation’s charter or by-laws, as the case may be, requires a greater percentage. Our charter requires the vote of the holders of at least 75% of our capital stock entitled to vote to amend or repeal any of the foregoing provisions. The 75% stockholder vote is in addition to any separate class vote that might be required pursuant to the terms of any series of preferred stock that might be then outstanding.

Business Combinations.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Indemnification.    Our charter provides that our directors will not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation eliminates or limits liability only to the extent that the elimination or limitation of this liability is permitted by the Delaware General Corporation Law as it exists or may later be amended. Our charter further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Stockholder Rights Plan

Under Delaware law, every corporation may create and issue rights entitling the holders of the rights to purchase from the corporation shares of its capital stock, subject to any provisions of its charter. The price and terms of the shares must be stated in the company’s charter or in a resolution adopted by the board of directors for the creation or issuance of such rights.

We have entered into a rights agreement with American Stock Transfer & Trust Company, as rights agent. On August 6, 2001, pursuant to the terms of our rights plan, we issued to our stockholders one preferred stock purchase right for each outstanding share of our common stock. Each right, when exercisable, entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series A junior participating preferred stock at a purchase price of $75, subject to adjustment.

The following description is a summary of the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. We have filed a copy of the rights agreement that establishes our rights plan as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on July 17, 2001.

Distribution of rights.    Initially, the rights are not exercisable and are attached to all certificates representing outstanding shares of our common stock, and we will not distribute separate rights certificates. The rights will separate from our common stock, and a rights distribution date will occur, upon the earlier of the following events:

•
10 business days after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; and

•	10 business days following the start of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

The distribution date may be deferred by our board of directors. In addition, some inadvertent actions will not trigger the occurrence of the rights distribution date.

Prior to the rights distribution date:

•	the rights are evidenced by our common stock certificates and will be transferred with and only with such common stock certificates; and
•	the surrender for transfer of any certificates of our common stock will also constitute the transfer of the rights associated with our common stock represented by such certificate.

The rights are not exercisable until the rights distribution date and will expire at the close of business on July 16, 2011, the tenth anniversary of the date our board of directors adopted the rights plan, unless we redeem or exchange them earlier as described below.

As soon as practicable after the rights distribution date, rights certificates will be mailed to the holders of record of our common stock as of the close of business on the rights distribution date. From and after the rights distribution date, the separate rights certificates alone will represent the rights. All shares of our common stock issued prior to the rights distribution date will be issued with rights. Shares of our common stock issued after the rights distribution date in connection with specified employee benefit plans or upon conversion of specified securities will be issued with rights. Except as otherwise determined by our board of directors, no other shares of our common stock issued after the rights distribution date will be issued with rights.

Flip-in event.    If a person becomes the beneficial owner of 15% or more of the outstanding shares of our common stock, except as described below, each holder of a right will thereafter have the right to receive, upon exercise, a number of shares of our common stock, or, in some circumstances, cash, property or other securities of ours, which equals the exercise price of the right divided by one-half of the current market price of our common stock on the date the acquisition occurs. However, following the acquisition:

•	rights are not exercisable until the rights are no longer redeemable by us as set forth below; and
•	all rights that are, or were, under the circumstances specified in the rights agreement, beneficially owned by any acquiring person will be null and void.

The event set forth in this paragraph is referred to as a flip-in event. A flip-in event would not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

For example, at an exercise price of $75 per right, each right not owned by an acquiring person, or by some related parties, following a flip-in event would entitle the holder to purchase for $75 the number of shares of our common stock, or other consideration, as noted above, as equals $75 divided by one-half of the current market price of our common stock. Assuming that our common stock had a per share value of $25 at that time, the holder of each valid right would be entitled to purchase six shares of our common stock for $75.

Flip-over event.    If at any time after a person has become the beneficial owner of 15% or more of the outstanding shares of our common stock:

•	we are acquired in a merger or other business combination transaction in which we are not the surviving corporation,
•	our common stock is changed or exchanged for stock or securities of any other person or for cash or any other property or
•	50% or more of our assets or earning power is sold or transferred,

then each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the right divided by one-half of the current market price of that company’s common stock at the date of the occurrence of the event. This exercise right does not arise if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

For example, at an exercise price of $75 per right, each right following an event described in the preceding paragraph would entitle the holder to purchase for $75 the number of shares of common stock of the acquiring company as equals $75 divided by one-half of the current market price of that company’s common stock. Assuming that the common stock had a per share value of $25 at that time, the holder of each valid right would be entitled to purchase six shares of common stock of the acquiring company for $75.

Exchange of rights.    At any time after a flip-in event, when no person owns a majority of our common stock, our board of directors may exchange the rights, other than rights owned by the acquiring person that have become void, in whole or in part, at an exchange ratio of one share of our common stock, or one ten-thousandth of a share of preferred stock, or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges, per right.

Series A junior participating preferred stock.    Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the series A preferred stock will be entitled to a minimum preferential liquidating payment of $10,000 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of our common stock. Each share of series A preferred stock will have 10,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of series A preferred stock will be entitled to receive 10,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the series A preferred stock’s dividend, liquidation and voting rights, the value of one ten-thousandth of a share of series A preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

Redemption of rights.    At any time until ten business days following the date of a public announcement that a person has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock, we may redeem the rights in whole, but not in part, at a price of $.001 per right, payable in cash or stock. Immediately upon the redemption of the rights or such earlier time as established by our board of directors in the resolution ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.001 redemption price.

Status of rights holder and tax effects.    Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of ours, including the right to vote or to receive dividends. Although the distribution of the rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock, or other consideration, or for common stock of the acquiring company as described above.

Board’s authority to amend.    Our board of directors may amend any provision of the rights agreement, other than the redemption price, prior to the date on which the rights are no longer redeemable. Once the rights are no longer redeemable, our board’s authority to amend the rights agreement is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of rights.

Effects of the rights.    The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire our company and to provide our board of directors with adequate time to evaluate unsolicited offers. The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of us and our stockholders, as determined by a majority of our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the common stock issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern standard time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver shares of common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the shares of common stock purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to underwriters for resale to the public or to investors; or
•	directly to investors.
•	We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The American Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sandra L. Lambert, our General Counsel. Ms. Lambert has options to purchase an aggregate of 180,008 shares of our common stock, which become exercisable in periodic installments through October 2009. Ms. Lambert also directly holds 2,023 shares of our common stock.

EXPERTS

Our audited financial statements and schedule incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

Room 1024, Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

450 Fifth Street, N.W.
Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended December 29, 2001, as amended on Form 10-K/A filed with the SEC on April 23, 2002;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2002;

(3)	All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

(4)
The description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on September 20, 2001, including any amendments or reports filed for the purpose of updating that description; and

(5)
The description of our Rights to purchase common stock contained in our registration statement on Form 8-A/A filed with the SEC on September 20, 2001], including any amendments or reports filed for the purpose of updating that description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Kadant Inc.
One Acton Place, Suite 202
Acton, Massachusetts 01720
Attention: Investor Relations
Telephone: 978-776-2000

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

1,300,000 shares

Common shares

Prospectus Supplement

JPMorgan

June             , 2002

You should rely only on the information contained in this prospectus supplement and the attached prospectus or incorporated by reference in the attached prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and attached prospectus or incorporated by reference in the attached prospectus. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and attached prospectus or incorporated by reference in the attached prospectus is accurate only as of the date of this prospectus supplement and prospectus, regardless of the time of delivery of this prospectus supplement and attached prospectus or of any sale of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement and attached prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and attached prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and attached prospectus applicable to that jurisdiction.